Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-149349, 333-178778 and 333-218085 on Form S-8 and Registration Statement No. 333-216279 on Form S-3 of Wabash National Corp. of our report dated March 3, 2017 relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting of Supreme Industries, Inc. incorporated by reference in this Current Report on Form 8-K/A.

/s/ Crowe Horwath LLP

South Bend, Indiana

December 12, 2017